Exhibit 99.1

CB&I Reports 2012 Fourth Quarter and Full-Year Results

Earnings per Share up 30% over Q4 2011, 2012 New Awards of $7.3 billion

THE WOODLANDS, Texas--(BUSINESS WIRE)--February 27, 2013--CB&I (NYSE: CBI) today reported net income for the fourth quarter of $89.6 million, or $0.91 per diluted share, versus $70.5 million or $0.70 per diluted share in the fourth quarter of 2011. Revenue for the quarter was $1.5 billion, with new awards of $2.9 billion.

For the full-year, net income was $301.7 million, or $3.07 per diluted share, up 20% in earnings per share year-over-year. CB&I’s consolidated 2012 revenue was $5.5 billion, up 21% from the prior year. Cash and cash equivalents as of December 31, 2012 were $643.4 million.

“I am extremely pleased that CB&I has delivered another year of strong new awards and outstanding performance, resulting in double-digit backlog growth and earnings per share exceeding the top end of our expectations for 2012,” said Philip K. Asherman, President and CEO. “I am particularly proud that we continue to achieve exceptional safety performance around the world. On nearly 71 million work-hours at year-end and with one of our businesses having executed more than 39 million work-hours with zero lost time incidents, CB&I remains in the top tier of safest companies in the industry. Our relentless focus on safety provides the company with not only a tremendous competitive advantage, but also drives recruiting, retention, and client confidence, and most importantly it’s the right thing to do for our employees.”

New Awards for 2012 totaled $7.3 billion, reflecting the company’s ability to capitalize on its global end markets across each of its business sectors. Noteworthy 2012 awards included FEED contracts for Freeport LNG in the U.S. and Anadarko’s Mozambique LNG project, an Oil Sands award for the Kearl Expansion in Canada, Gas Processing projects in Australia and Denmark, an Offshore contract for the Mariner Topsides project in the North Sea, a Paraxylene technology award by Reliance for the world’s largest aromatics complex, as well as numerous additional strategic Petrochemical and Refining technology licensing awards.

Earnings Conference Call

CB&I will host a webcast on February 27 at 4:00 p.m. CST (5:00 p.m. EST) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations.

About CB&I

CB&I (NYSE: CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information visit www.CBI.com.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2012, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference."

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011

Revenue	$1,537,468	$1,255,222	$5,485,206	$4,550,542
Cost of revenue	1,339,800	1,108,607	4,786,499	3,980,306

Gross profit	197,668	146,615	698,707	570,236
% of Revenue	12.9%	11.7%	12.7%	12.5%

Selling and administrative expense	59,464	49,661	227,948	205,550
% of Revenue	3.9%	4.0%	4.2%	4.5%

Intangibles amortization	4,488	7,229	22,613	26,302
Other operating expense, net	6,618	304	10,434	74
Equity earnings	(11,416)	(9,649)	(17,931)	(16,887)

Income from operations	138,514	99,070	455,643	355,197
% of Revenue	9.0%	7.9%	8.3%	7.8%

Interest expense	(7,837)	(3,330)	(19,606)	(11,030)
Interest income	1,592	2,300	8,029	7,796

Income before taxes	132,269	98,040	444,066	351,963

Income tax expense	(35,277)	(27,512)	(127,003)	(96,765)

Net income	96,992	70,528	317,063	255,198

Less: Net income attributable to noncontrolling interests	(7,375)	(60)	(15,408)	(166)

Net income attributable to CB&I	$89,617	$70,468	$301,655	$255,032

Net income attributable to CB&I per share:
Basic	$0.93	$0.72	$3.12	$2.60
Diluted	$0.91	$0.70	$3.07	$2.55

Weighted average shares outstanding:
Basic	96,479	97,343	96,633	98,022
Diluted	98,230	100,008	98,231	100,205

Cash dividends on shares:
Amount	$4,841	$4,881	$19,394	$19,722
Per Share	$0.05	$0.05	$0.20	$0.20

CHICAGO BRIDGE & IRON COMPANY N.V.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012		2011		2012		2011

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
Steel Plate Structures	$921,344	32%	$281,822	36%	$2,495,358	34%	$4,079,599	60%
Project Engineering and Construction	1,785,141	63%	337,135	44%	4,083,891	56%	2,190,272	32%
Lummus Technology	144,251	5%	153,450	20%	726,721	10%	537,844	8%
Total	$2,850,736		$772,407		$7,305,970		$6,807,715

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Steel Plate Structures	$541,644	35%	$475,739	38%	$1,957,681	36%	$1,812,180	40%
Project Engineering and Construction	847,729	55%	653,561	52%	3,040,229	55%	2,289,788	50%
Lummus Technology	148,095	10%	125,922	10%	487,296	9%	448,574	10%
Total	$1,537,468		$1,255,222		$5,485,206		$4,550,542

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Steel Plate Structures	$54,649	10.1%	$39,586	8.3%	$192,593	9.8%	$167,283	9.2%
Project Engineering and Construction	42,945	5.1%	29,484	4.5%	136,689	4.5%	91,576	4.0%
Lummus Technology	40,920	27.6%	30,000	23.8%	126,361	25.9%	96,338	21.5%
Total	$138,514	9.0%	$99,070	7.9%	$455,643	8.3%	$355,197	7.8%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2012	2011 *
ASSETS

Current assets	$2,721,555	$1,653,096
Equity investments	97,267	95,687
Property and equipment, net	285,871	262,003
Goodwill and other intangibles, net	1,093,019	1,114,512
Other non-current assets	131,963	154,051

Total assets	$4,329,675	$3,279,349

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturity of long-term debt	$-	$40,000
Other current liabilities	1,772,522	1,716,879
Long-term debt	800,000	-
Other non-current liabilities	360,843	326,040

Shareholders' equity	1,396,310	1,196,430

Total liabilities and shareholders' equity	$4,329,675	$3,279,349

* Certain December 31, 2011 income tax payable, income tax receivable and deferred tax asset and liability balances have been reclassified to conform to our December 31, 2012 presentation.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Twelve Months
	Ended December 31,
	2012	2011
CASH FLOWS

Cash flows from operating activities	$202,504	$413,155
Cash flows from investing activities	(66,785)	(32,753)
Cash flows from financing activities	(174,111)	(178,795)
Effect of exchange rate changes on cash and cash equivalents	9,976	(11,534)

(Decrease) increase in cash and cash equivalents	(28,416)	190,073
Cash and cash equivalents, beginning of the year	671,811	481,738
Cash and cash equivalents, end of the year	$643,395	$671,811

OTHER FINANCIAL DATA

Increase in receivables, net	$(258,132)	$(130,192)
Change in contracts in progress, net	(222,133)	16,419
Increase in accounts payable	135,755	159,524
Change in contract capital	$(344,510)	$45,751

Depreciation and amortization	$66,421	$70,184
Capital expenditures	$72,279	$40,945

Backlog **	$10,928,818	$8,968,206

** Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Investors: Christi Thoms, +1 832-513-1200
Media: www.CBI.com